     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 2000

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        Arch Communications Group, Inc.
                (Name of Registrant as Specified In Its Charter)

                        Arch Communications Group, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                PRELIMINARY COPY FOR USE OF THE COMMISSION ONLY

                        ARCH COMMUNICATIONS GROUP, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH 31, 2000

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Arch Communications Group, Inc., a Delaware corporation, will be held on Friday, March 31, 2000, at 11:00 a.m. (local time) at Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109, for the purpose of considering and voting upon a proposal to increase the number of authorized shares of common stock from 65,000,000 to 150,000,000 shares.

     The board of directors has no knowledge of any other business to be transacted at the special meeting or at any adjournments thereof.

     The board of directors has fixed the close of business on Friday, March 10, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournments thereof. The list of Arch's stockholders entitled to vote at the special meeting will be available for examination by any stockholder, for any purpose germane to the special meeting, during ordinary business hours for ten days prior to the special meeting at the principal executive offices of Arch, 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, and at the place of the special meeting.

                                          By order of the Board of Directors,

                                          PATRICIA A. GRAY, Secretary

March   , 2000
Westborough, Massachusetts

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                PRELIMINARY COPY FOR USE OF THE COMMISSION ONLY

                        ARCH COMMUNICATIONS GROUP, INC.
                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH 31, 2000

     THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY ARCH'S BOARD OF DIRECTORS FOR USE AT A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MARCH 31, 2000, AT 11:00 A.M. (LOCAL TIME) AT HALE AND DORR LLP, 26TH FLOOR, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109, AND AT ANY ADJOURNMENTS THEREOF.

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matter set forth in the accompanying notice of special meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the secretary of Arch. Attendance at the special meeting will not itself be deemed to revoke a proxy unless the stockholder affirmatively revokes the proxy.

     On March 10, 2000, the record date for determination of stockholders entitled to notice of and to vote at the special meeting, there were issued and
outstanding and entitled to vote                shares of common stock,
               shares of Class B common stock and 250,000 shares of Series C preferred stock of Arch. Each share of common stock entitles the record holder thereof to one vote, each share of Class B common stock entitles the record holder thereof to 1/100th of a vote and each share of Series C preferred stock entitles the record holder thereof to 6.8804 votes at the special meeting.

     THE NOTICE OF SPECIAL MEETING, THIS PROXY STATEMENT AND THE ENCLOSED PROXY
ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MARCH   , 2000. ARCH WILL, UPON
WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO ARCH, 1800 WEST PARK DRIVE, SUITE 250, WESTBOROUGH, MASSACHUSETTS 01581, ATTENTION: INVESTOR RELATIONS. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of shares of common stock as of February 29, 2000 by (i) each person known by Arch to own beneficially more than 5% of the outstanding shares of common stock, (ii) each current director of Arch, (iii) Arch's chief executive officer and each other executive officer of Arch and (iv) all current directors and executive officers of Arch as a group.

                                                SHARES        SHARES UNDERLYING
                                            OUTSTANDING AT   OPTIONS AND WARRANTS      TOTAL
                                             FEBRUARY 29,    EXERCISABLE PRIOR TO   BENEFICIALLY
NAME                                             2000           APRIL 29, 2000         OWNED       PERCENTAGE
----                                        --------------   --------------------   ------------   ----------
C. Edward Baker, Jr. .....................        37,434            148,699             186,133          *
Lyndon R. Daniels.........................         4,000             27,916              31,916          *
John B. Saynor............................        64,642            119,563             184,205          *
J. Roy Pottle.............................            --             12,000              12,000          *
Paul H. Kuzia.............................         1,320             19,160              20,480          *

                                                SHARES        SHARES UNDERLYING
                                            OUTSTANDING AT   OPTIONS AND WARRANTS      TOTAL
                                             FEBRUARY 29,    EXERCISABLE PRIOR TO   BENEFICIALLY
NAME                                             2000           APRIL 29, 2000         OWNED       PERCENTAGE
----                                        --------------   --------------------   ------------   ----------
R. Schorr Berman(1).......................       655,671          1,140,198           1,795,869        3.2%
James S. Hughes...........................        40,196             76,392             116,588          *
John Kornreich(2).........................     1,775,221          2,860,989           4,636,210        8.0%
Allan L. Rayfield.........................           334              3,576               3,910          *
John A. Shane(3)..........................         6,856             17,769              24,625          *
Edwin M. Banks(4).........................     8,854,357            569,002           9,423,359       17.0%
H. Sean Mathis............................            --              1,000               1,000          *
Sandler Capital Management(5).............     1,694,686          2,722,110           4,416,796        7.7%
W.R. Huff Asset Management Co.,
  L.L.C.(6)...............................     8,854,357            568,002           9,422,359       17.0%
The Northwestern Mutual Life Insurance
  Co.(7)..................................     2,566,306            207,543           2,773,849        5.0%
Whippoorwill Associates, Inc.(8)..........     3,964,048            439,904           4,403,952        8.0%
Funds affiliated with Resurgence Asset
  Management(9)...........................     9,164,097                 --           9,164,097       16.7%
Paul Tudor Jones II(10)...................     4,136,799            126,716           4,262,975        7.8%
Citigroup Inc.(11)........................     6,097,031                 --           6,097,031       11.1%
Bay Harbour Management, L.C...............     4,405,201                 --           4,405,201        8.0%
State of Wisconsin Investment Board.......       602,776          3,125,556           3,728,332        6.4%
All current directors and executive
  officers of Arch as a group (12
  persons)................................    11,440,031          4,996,264          16,436,295       27.5%

---------------
  *  Less than 1%

 (1) Includes 649,337 shares and 1,122,334 shares issuable upon exercise of warrants held by Memorial Drive Trust, over which Mr. Berman may be deemed to share voting and investment power as administrator and chief executive officer of Memorial Drive Trust. Mr. Berman disclaims beneficial ownership of such shares held by Memorial Drive Trust.

 (2) Includes 1,694,686 shares and 2,722,110 shares issuable upon exercise of warrants beneficially owned by Sandler Capital Management, over which Mr. Kornreich may be deemed to have voting and investment power as managing director, and 63,334 shares beneficially owned by two limited partnerships, over which Mr. Kornreich may be deemed to have voting and investment power as a general partner. Mr. Kornreich disclaims beneficial ownership of all such shares.

 (3) Includes 351 shares and 606 shares issuable upon exercise of warrants owned by Palmer Service Corporation, over which Mr. Shane may be deemed to have voting and investment power as president and sole stockholder of Palmer Service Corporation, 159 shares issuable upon conversion of $8,000 principal amount of Arch's 6 3/4% convertible subordinated debentures due 2003 held by Palmer Service Corporation, and 418 shares issuable upon conversion of Arch's 6 3/4% convertible subordinated debentures held by Mr. Shane.

 (4) Includes 7,548,218 shares and 568,002 shares issuable upon exercise of warrants W.R. Huff manages on behalf of various discretionary accounts and 1,306,134 shares held by The Huff Alternative

     Income Fund, L.P., an affiliate of W.R. Huff. Mr. Banks is a portfolio manager of W.R. Huff. Mr. Banks disclaims beneficial ownership of all such shares.

 (5) Sandler has sole voting and investment power over 104,000 of such shares and 171,116 of the shares issuable upon exercise of warrants and shared voting and investment power over the remaining shares and warrants.

 (6) Consists of 7,548,218 shares and 568,002 shares issuable upon exercise of warrants W.R. Huff manages on behalf of various discretionary accounts and 1,306,139 shares held by The Huff Alternative Income Fund, L.P., an affiliate of W.R. Huff. W.R. Huff disclaims beneficial ownership of these shares.

 (7) Consists of 1,957,196 shares and 158,287 shares issuable upon exercise of warrants held by The Northwestern Mutual Life Insurance Company; 474,933 shares and 38,361 shares issuable upon exercise of warrants held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account (as to which The Northwestern Mutual Life Insurance Company has shared voting and investment power); and 134,177 shares and 10,895 shares issuable upon exercise of warrants held by the High Yield Bond Portfolio of Northwestern Mutual Series Fund, Inc., a wholly-owned subsidiary of The Northwestern Mutual Life Insurance Company and a registered investment company. Northwestern Mutual Investment Services, LLC, a wholly-owned subsidiary of The Northwestern Mutual Life Insurance Company and a registered investment advisor, serves as investment adviser to the High Yield Bond Portfolio.

 (8) All of such shares are owned by various limited partnerships, a limited liability company, a trust and third party accounts for which Whippoorwill Associates, Inc. has discretionary authority and acts as general partner or investment manager.

 (9) Includes 3,431,350 shares held by Resurgence Asset Management, L.L.C., 2,203,795 shares held by Resurgence Asset Management International L.L.C., 3,093,097 shares held by Re/Enterprise Asset Management, L.L.C., 49,959 shares held by Kingstreet Ltd., 119,835 shares held by Resurgence Parallel Fund, Inc., 35,560 shares held by M. D. Sass Associates, Inc. Employees Profit Sharing Plan, 127,601 shares held by James B. Rubin, 44,227 shares held by Devonshire Capital Partners, L.L.C., 58,838 shares held by J. B. Rubin & Company Profit Sharing Plan, 1,829 shares held by Guadalupe G. Rubin IRA and 2,006 shares held by James B. Rubin, IRA. Resurgence Asset Management, L.L.C., Resurgence Asset Management International L.L.C. and Re/Enterprise Asset Management, L.L.C. each disclaims beneficial ownership of its shares. James B. Rubin shares voting and investment power in the shares held by Resurgence Asset Management L.L.C., Resurgence Asset Management International L.L.C. and Re/Enterprise Asset Management, L.L.C. as chief investment officer and a manager of each of Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C. and Re/Enterprise Asset Management, L.L.C.

(10) Includes 960,139 shares and 33,417 shares issuable upon exercise of warrants held by Tudor BVI Futures, Ltd., 2,745,589 shares and 76,397 shares issuable upon exercise of warrants held by The Raptor Global Portfolio Ltd., 10,650 shares held by The Alter Rock Fund, L.P., 204,346 shares and 8,181 shares issuable upon exercise of warrants held by The Upper Mill Capital Appreciation Fund Ltd. and 216,075 shares and 8,181 shares issuable upon exercise of warrants held by Tudor Proprietary Trading, L.L.C. Tudor Investment Corporation may be deemed to beneficially own the shares held by Tudor BVI Futures, Ltd., The Raptor Global Portfolio Ltd., The Alter Rock Fund, Ltd. and The Upper Mill Capital Appreciation Fund Ltd. because Tudor Investment Corporation is the sole general partner of The Alter Rock Fund L.P. and provides investment advisory services to The Raptor Global Portfolio Ltd., Tudor BVI Futures, Ltd. and The Upper Mill Capital

     Appreciation Fund Ltd. Mr. Jones may be deemed to beneficially own the shares held by Tudor Investment Corporation and Tudor Proprietary Trading, L.L.C. because he is the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C. and the controlling stockholder of Tudor Investment Corporation.

(11) Includes 3,144,828 shares held by SSB Citi Fund Management LLC and 2,891,513 held by Salomon Smith Barney Inc. Citigroup Inc. may be deemed to beneficially own all of these shares because Citigroup is the sole shareholder of Salomon Smith Barney Holdings, Inc. Salomon Smith Barney Holdings, Inc. is the sole shareholder of each of SSB Citi Fund Management LLC and Salomon Brothers Holding Company Inc. Salomon Brothers Holding Company Inc. is the sole shareholder of Salomon Smith Barney Inc. Citigroup Inc. and Salomon Smith Barney Holdings Inc. each disclaim beneficial ownership of all of these shares.

Each person or entity listed in the table has an address c/o Arch except for:

     - Sandler Capital Management, 767 Fifth Avenue, 45th Floor, New York, New York 10153

     - W.R. Huff Asset Management Co., L.L.C. 67 Park Place, Ninth Floor, Morristown, NJ 07960

     - Paul Tudor Jones II, c/o Tudor Investment Corporation, 600 Steamboat Road, Greenwich, CT 06830

     - Whippoorwill Associates, Inc. 11 Martine Avenue, White Plains, New York 10606

     - Resurgence Asset Management L.L.C., 10 New King Street, 1st Floor, White Plains, New York 10604

     - The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202

     - Citigroup Inc., 153 East 53(rd) Street, New York, New York 10043

     - State of Wisconsin Investment Board, P.O. Box 7842, Madison, Wisconsin 53707

     - Bay Harbour Management, L.C., 777 South Harbour Island Boulevard, Suite 270, Tampa, Florida 33602

VOTE REQUIRED

     The holders of a majority of the voting power of the outstanding shares of common stock, Class B common stock and Series C preferred stock (assuming the conversion of the Series C preferred stock into common stock), voting together as a single class (as so calculated, the "voting stock"), issued and outstanding and entitled to vote at the special meeting shall constitute a quorum for the transaction of business at the special meeting. Shares of common stock, Class B common stock and Series C preferred stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented at the special meeting) will be counted for purposes of determining whether a quorum exists at the special meeting.

     The affirmative vote of the holders of a majority of the voting stock outstanding and entitled to vote is required to approve the increase in the number of authorized shares of common stock.

     Shares of voting stock which abstain from voting, and shares of voting stock held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as shares voted in favor of the proposal to increase the number of authorized shares of common stock. Accordingly, abstentions and "broker non-votes" will have the same effect as a vote against this proposal.

                             INCREASE IN NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

     Arch currently is authorized to issue 65,000,000 shares of common stock. As of March 8, 2000, there were 60,412,237 shares of common stock outstanding. Arch proposes to amend its certificate of incorporation to increase the number of authorized shares of common stock from 65,000,000 to 150,000,000 shares.

     The additional shares of common stock to be authorized would be available for possible future financing transactions, stock dividends and other corporate purposes. The additional shares would be available for issuance without further action by Arch's stockholders except as required by applicable law or the laws of any stock exchange on which Arch's common stock is listed. For example, the rules of the Nasdaq National Market, on which the common stock is listed, require stockholder approval for the issuance of shares in connection with acquisitions involving an increase of 20% or more in the number of outstanding shares of common stock. Nasdaq rules also require stockholder approval for the issuance of shares at a price less than the greater of book or market value if the number of shares issued equals 20% or more of the outstanding common stock. Holders of Arch's common stock do not have preemptive or other similar rights to acquire the additional authorized shares of common stock.

     On February 22, 2000, Arch announced that it had issued 1,593,776 shares of common stock in exchange for $21,451,410 accreted value ($24,100,000 maturity value) of its 10 7/8% senior discount notes due 2008. The exchange ratio was
66.1318 shares of common stock per $1,000 of maturity value for an effective purchase price of $13.46 per share. Arch also announced that it had issued 285,715 shares of common stock in exchange for $3,500,000 of its 6 3/4% convertible subordinated debentures due 2003. Both transactions were initiated by the holders and were completed pursuant to Section 3(a)(9) of the Securities Act of 1933.

     On March 9, 2000, Arch announced that it had issued 10,013,479 shares of common stock in exchange for $135,487,932 accreted value ($151,417,000 maturity value) of senior discount notes. The exchange ratio was 66.1318 shares of common stock per $1,000 of maturity value for an effective purchase price of $13.53 per share. These transactions were initiated by the holders and were completed pursuant to Section 3(a)(9) of the Securities Act of 1933.

     Arch's board of directors has authorized Arch to complete additional exchange transactions for up to $164,587,777 accreted value ($184,040,900 maturity value) of senior discount notes at an exchange ratio of 66.1318 shares of common stock per $1,000 of maturity value. If Arch completes these exchange transactions, Arch will issue 12,170,956 additional shares of common stock. These transactions would also be completed pursuant to Section 3(a)(9) of the Securities Act of 1933.

     Arch has no present commitments to issue the additional shares of common stock for which authorization is sought other than:

     - up to 12,170,956 shares of common stock to complete additional exchange transactions as described above;

     - approximately 1.5 million shares of common stock to complete its payment obligations arising from the acquisition of Page Call, Inc. by Benbow PCS Ventures, Inc. in June 1998;

     - approximately 4.5 million shares upon conversion of outstanding Class B common stock, Series C convertible preferred stock and convertible debentures;

     - approximately 16.6 million shares upon exercise of outstanding warrants to purchase common stock; and

     - approximately 2.8 million shares under its current stock option and employee stock purchase plans.

     Arch's board of directors believes that approval of the increase in the number of authorized shares of common stock is in the best interests of Arch and its stockholders and recommends a vote FOR approval of this proposal.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Arch's 2000 annual meeting of stockholders will be held on May 16, 2000. The deadline has passed for stockholder submissions for that meeting.

     In addition, Arch's by-laws require that Arch be given advance notice of stockholder nominations for election to Arch's board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in Arch's proxy statement in accordance with SEC rule 14a-8). The required notice must be made in writing and delivered or mailed to the secretary of Arch at the principal offices of Arch, and received not less than 80 days prior to the annual meeting of stockholders. However, if less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, nominations may be mailed or delivered to the secretary not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. In accordance with Arch's by-laws, the deadline for stockholder nominations for election to Arch's board of directors at the 2000 annual meeting of stockholders has also passed.

                                 OTHER MATTERS

     The board of directors knows of no other business which will be presented for consideration at the special meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     Arch will bear the costs of soliciting proxies. In addition to solicitation by mail, Arch's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. Corporate Investor Communications, Inc. has been hired by Arch to act as a distribution agent and solicitor only with respect to record holders who are brokers, dealers, banks or other entities that exercise fiduciary powers in nominee name or otherwise. For these services Arch will pay a fee of approximately $5,500 plus expenses. Arch will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. Arch will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO

ATTEND THE SPECIAL MEETING MAY VOTE THEIR STOCK PERSONALLY AFTER DELIVERY OF WRITTEN REVOCATION OF THEIR PROXY TO THE SECRETARY OF ARCH.

                                          By Order of the Board of Directors,

                                          PATRICIA A. GRAY, Secretary

March   , 2000
Westborough, Massachusetts

                Preliminary Copy for Use of the Commission Only


                        ARCH COMMUNICATIONS GROUP, INC.
                        1800 West Park Drive, Suite 250
                        Westborough, Massachusetts 01581

                                   P R O X Y

           SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 31, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints C. Edward Baker, Jr., Gerald J. Cimmino, Patricia A. Gray and David A. Westenberg, and each of them, the proxies of the undersigned with power of substitution to each of them, to vote all shares of Arch Communications Group, Inc. which the undersigned is entitled to vote at the special meeting of stockholders to be held on Friday, March 31, 2000, at 11:00 a.m. (local time) at Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109.

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the special meeting or any adjournment thereof.

(Continued and to be dated and signed on the reverse side.)


                                             ARCH COMMUNICATIONS GROUP, INC.

To approve an increase in the number of authorized shares of Common Stock from 65,000,000 to 150,000,000.

               FOR [ ]         AGAINST [ ]          ABSTAIN [ ]

               Change of Address and/or Comments Mark Here  [ ]


Dated:____________________________, 2000        VOTES MUST BE INDICATED
                                               [X] IN BLACK OR BLUE INK.
________________________________________
 Please print name of Stockholder here.      (PLEASE SIGN, DATE AND RETURN
                                               THIS PROXY IN THE ENCLOSED
__________________________________________     POSTAGE PREPAID ENVELOPE.)
           Please sign here.


     The signature on this proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.